                                                                    Exhibit 2(6)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THIS WARRANT MAY NOT BE TRANSFERRED TO ANY RESIDENT OF THE PROVINCE OF ALBERTA UNTIL AUGUST 17, 1998.


                     --------------------------------------

May 19, 1998                   XENOTECH INC.                           No. 98A-2
                     --------------------------------------


                          Common Share Purchase Warrant

         XENOTECH INC., an Alberta corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WESTGATE INTERNATIONAL, L.P., having an address c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street Grand Cayman, Cayman Islands, British West Indies ("Purchaser") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending twenty-four (24) months after the date hereof (the "Term"), 6,250,000 fully paid and nonassessable common shares, of the Company (the "Common Shares"), at a purchase price per share of Cdn. $0.40 per share (the "Purchase Price"), as the same may be adjusted pursuant to Section 5 herein. Notwithstanding the foregoing, upon the listing of the Common Shares on the NNM or the NASDAQ Small Cap (each as defined in the Investment Agreement) (In either case, a "U.S. Listing"), if not prohibited by the rules of such trading market, the Term shall be automatically extended without further action, such that this Warrant shall be exercisable for a period of thirty six (36) months from the date hereof. The Company shall provide the Warrant Holder with prompt written notice of any U.S. Listing, which notice shall indicate whether the aforementioned extension of the Term shall have been effected.

1.       DEFINITIONS.

         (a) the term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

         (b) the term "Warrant Shares" shall mean the Common Shares or other securities issuable upon exercise of this Warrant.

         (c) the term "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated May 19, 1998, between the Company and the Purchaser.

         (d) the term "Investment Agreement" shall mean the Investment Agreement dated May 19, 1998, between the Company and the Purchaser.

         (e) the term "Warrant Option Agreement" shall mean the Warrant Option Agreement dated May 19, 1998, between the Purchaser and Red Reef Limited.

2.       EXERCISE OF WARRANT.

         (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by the following method:

         Subject to the rights of Red Reef pursuant to the terms of the Warrant Option Agreement, the Warrant Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by the Warrant Holder ("Subscription Notice"), at the offices of the Company or any transfer agent for the Common Shares.

         (b) In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or to the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

3.       DELIVERY OF STOCK CERTIFICATES.

         (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) "trading days" (as defined below) thereafter, the Company shall transmit the certificates (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt of the Subscription Notice ("T + 3") and the purchase price for the Warrant Shares purchased pursuant thereto.

             The term "trading day" means a day on which there is trading on the Alberta Stock Exchange or such other market or exchange on which the Common Shares are then traded.

         (b) This Warrant may not be exercised as to fractional Common Shares. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional Common Shares, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "fair market value" shall equal the closing trading price of the Common Shares on the then principal trading exchange or market for the Common Shares (the

"Principal Market") on the date of determination or, if the Common Shares are not listed or admitted to trading on any Canadian or U.S. national securities exchange, the average of the closing bid and asked prices on the over-the-counter markets as furnished by any member of a Canadian or U.S. stock exchange reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Warrant Holder, or, if the Common Shares are not listed or admitted to trading on any Canadian or U.S. national securities exchange or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Shares shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Warrant Holder.

      4. (A) REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         (a) The Warrant Shares have been approved for listing on The Alberta Stock Exchange, subject to issuance.

         (b) The Company shall comply with its obligations under the Registration Rights Agreement with respect to the Warrant Shares.

         (c) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

         (d) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that it maintains its status as a "reporting issuer not in default" under the Securities Act (Alberta) and the Common Shares remain listed on the Principal Market.

         (e) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such Common Shares as shall from time to time be issuable hereunder.

         (f) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

         (B) REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

         The Purchaser shall not resell the Warrant Shares in the United States, unless such resale is pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration requirements, in which case it will deliver a legal opinion of counsel to such effect. The Purchaser shall comply with its obligations under the Registration Rights Agreement.

         5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of any kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

         (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price payable per share, but the aggregate Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

         (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Shares payable in Common Shares or other securities or rights convertible into Common Shares ("Common Share Equivalents") without payment of any consideration by holders of Common Shares for the additional Common Shares or the Common Shares Equivalents (including the additional Common Shares issuable upon exercise or conversion thereof), then the number of Common Shares for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Shares shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and Common Shares issuable upon conversion of all such securities convertible into Common Shares) of Common Shares as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

         (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Shares any shares of its capital stock, any evidence of indebtedness or any of its assets (including cash), then the number of Warrant Shares for which this Warrant is exercisable shall be adjusted to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the "Fair Market Value" (as defined in Section 5(f) hereof) per Common Share on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value per Common Share on the record date for the dividend or distribution minus the amount allocable to one Common Share of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be adjusted to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

         (d) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume prior to the consummation thereof, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

         (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

         (f) PURCHASE PRICE ADJUSTMENT. In the event that the Company issues or sells any Common Shares or securities which are convertible into or exchangeable for its Common Shares or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Shares or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans not to exceed the aggregate of (i) the number of Common Shares issuable pursuant to such options on the date hereof, and (ii) 10% of the Common Shares outstanding on the date hereof) at an effective purchase price per share which is less than the closing trading price of the Common Shares on the Principal Market on the trading day next preceding such issue or sale ("Fair Market Value"), then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under any provision of this Warrant plus (2) the number of Common Shares which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Value; and
(y) the denominator of which shall be the number of Common Shares outstanding immediately after such issue or sale including, without duplication, those deemed to have been issued under any provision of the Warrants. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this Section 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.

             For the purposes of the forgoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, Common Shares ("Convertible Securities"), the maximum number of Common Shares issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Shares upon exercise, exchange or conversion of such Convertible Securities. If any of the convertible securities, warrants, option or other rights to subscribe for or to purchase or exchange for Common Shares are issued or granted but expire without being converted or exercised, then such rights shall revert and be calculated back to the Company; provided, that any such recalculation shall not effect any prior exercises of this Warrant.

     6. NO IMPAIRMENT. The Company will not, by amendment of its constating documents (including its Certificates of Incorporation or By-Laws) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

     7. NOTICE OF ADJUSTMENTS - NOTICES. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

     8. RIGHTS AS SHAREHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     9. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof a new Warrant of like tenor.

     10. CONSENT TO JURISDICTION; CHOICE OF LAW.

         (a) This agreement shall be governed by and interpreted in accordance with the laws of Alberta and the applicable laws of Canada, and the parties hereto attorn to the jurisdiction of the Courts of the Province of Alberta.

     11. ENTIRE AGREEMENT; AMENDMENTS. This Warrant, the Exhibits hereto and the provisions contained in the Investment Agreement or the Registration Rights Agreement and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Party against whom enforcement of any such amendment or waiver is sought.

     12. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile (on receipt of the fax confirmation) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

              to the Company:

                             Xenotech Inc.
                             407 2nd Street S.W.
                             No. 1600
                             Calgary, Alberta T2P 2Y3
                             Attention:   R. Michael Zwack
                             Telephone:   (403) 237-9050
                             Telecopier:  (403) 262-7896

              with a copy to:

                             Vorys, Sater, Seymour and Pease
                             1828 L Street, N.W.
                             Washington, D.C.
                             Attention:   James K. Alford, Esq.
                             Telephone:   (202) 467-8801
                             Telecopier:  (202) 467-8900

              to Purchaser:

                             Westgate International, L.P.
                             c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                             Mary Street
                             Grand Cayman
                             Cayman Islands
                             British West Indies
                             Attention:   Greg Taylor
                             Telephone:   (809) 949-7755
                             Telecopier:  (809) 949-7634

Either Party hereto may from time to time change its address for notices under this Section 12 by giving at least 10 days prior written notice of such changed address to the other party hereto.

     13. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     14. ASSIGNMENT. Subject to compliance with applicable securities laws, this Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any shall not have been so transferred or assigned.

Dated:  May 19, 1998                     XENOTECH INC.


                                         By:
                                            --------------------------------
                                         Neil W. Speakman
                                         Chairman


                                         WESTGATE INTERNATIONAL, L.P.
                                         by:  Martley International, Inc.,
                                              General Partner


                                         By:
                                            --------------------------------
                                         Paul Singer, President

                              (SUBSCRIPTION NOTICE)
                            FORM OF WARRANT EXERCISE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


TO _____________________

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ________ Common Shares of Xenotech Inc., an Alberta corporation (the "Company"), and herewith makes payment of Cdn.$____________ therefor; or

                  The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ________________, whose address is
_________________________.

Dated:


                                   ---------------------------------------------
                                   (Signature must conform to name of holder
as
                                   specified on the face of the Warrant)


                                   ---------------------------------------------
                                                  (Address)

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


For value received, the undersigned hereby sells, assigns, and transfers unto ________________ the right represented by the within Warrant to purchase ___ Common Shares of Xenotech Inc., an Alberta corporation, to which the within Warrant relates, and appoints _______ Attorney to transfer such right on the books of Xenotech Inc., an Alberta corporation, with full power of substitution of premises.

Dated:


                                   ---------------------------------------------
                                   (Signature must conform to name of holder
as
                                   specified on the face of the Warrant)


                                   ---------------------------------------------
                                                  (Address)


Signed in the presence of:



--------------------------------